Exhibit 99.1

Press Release

RLJ Lodging Trust Successfully Completes Refinancing Transactions

Extends Revolving Credit Facility and Increases Unsecured Term Loan Capacity

Bethesda, MD, February 18, 2026 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today announced the successful refinancing of all of its debt maturities through 2028, further laddering its debt maturity schedule and strengthening its balance sheet. The refinancing consists of four tranches including the extension of its revolver, the upsize and recast of one of its existing term loans, the addition of a new seven-year term loan, as well as the refinancing of its secured debt maturing in 2026. The Company intends to use the incremental proceeds raised to pay off its $500 million senior notes at maturity in July 2026. Following this refinancing, the Company’s next debt maturity is not until 2029.

“We are thrilled with the successful execution of these transactions, which further ladder our debt maturities and strengthen our balance sheet, as we continue to execute on our growth initiatives. While we refinanced our lowest cost debt in a higher interest rate environment, we obtained attractive interest rates, thereby limiting the change in our annual interest expense,” commented Leslie D. Hale, President and Chief Executive Officer. “Our ability to successfully execute these transactions at attractive rates is a testament to our strong, longstanding lender relationships for which we value and appreciate their continued support. We are also pleased to welcome M&T Bank and Fifth Third Bank to our bank group.”

The Company’s refinancing transactions consisted of the following:

•	Extended the maturity of its $600 million revolver to 2031, including extensions
•	Upsized an existing term loan to approximately $570 million with $225 million funded at close and the balance as a delayed-draw commitment, maturing in 2031
•	Entered into a new seven-year, $150 million delayed-draw term loan that matures in 2033
•	The Company’s revolver and term loans bear interest at a SOFR rate plus a margin dependent on a ratio of RLJ’s adjusted total indebtedness to consolidated EBITDA; and,
•	Refinanced two mortgage loans, maturing in 2026, for approximately $155 million, extending the maturity to April 2031, inclusive of extensions

The incremental proceeds from the delayed draw term loans will allow the Company to address the entire amount of its $500 million senior notes at maturity in July 2026.

Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One, National Association, PNC Capital Markets LLC, and Truist Securities, Inc. served as Joint Bookrunners and Joint Lead Arrangers with respect to the Revolving Credit Facility and A-1 Term Facility. TD Bank, N.A., Regions Bank, M&T Bank, and Fifth Third Bank served as additional Joint Lead Arrangers and Documentation Agents, with Wells Fargo Bank, N.A. as Administrative Agent, and Bank of America, N.A., Capital One, National Association, PNC Bank, National Association, and Truist Bank as Co-Syndication Agents. Raymond James Bank also participated in the Revolving Credit Facility and A-1 Term Facility, with Barclays Bank PLC and The Huntington National Bank participating in the Revolving Credit Facility.

The Huntington National Bank and Capital One, National Association, served as Joint Bookrunners and Joint Lead Arrangers of the Seven-Year Delayed Draw Term Loan. Fifth Third Bank served as Joint Lead Arranger and Documentation Agent with The Huntington National Bank as Administrative Agent and Capital One, National Association as Syndication Agent.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels.

Forward-Looking Statements

This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

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Additional Contacts:

Leslie D. Hale, President and Chief Executive Officer – (301) 280-7777

Nikhil Bhalla, Chief Financial Officer – (301) 280-7777

For additional information or to receive press releases via email, please visit our website:

https://www.rljlodgingtrust.com

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